Exhibit 99.1
Baldwin to Acquire Nordson UV Ltd.
Expands Baldwin Product Offerings in Graphic Arts to Include UV Curing
Shelton, Conn., — June 14, 2010 — Baldwin Technology Company, Inc. (NYSE Amex: BLD), a global leader in process automation technology for the printing industry, today reported that it has agreed to purchase Nordson UV Ltd., a wholly owned subsidiary of Nordson Corporation that provides UV curing systems used in the graphic arts. Nordson will retain its industrial UV curing product lines.
President and CEO Karl S. Puehringer commented: “We have had a mutually beneficial alliance with Nordson for several years, so this combination is a logical step in that relationship. Adding UV capabilities to the Baldwin product portfolio is exciting, because the technology is complementary to Baldwin’s, and it will enable our customers to partner with a single source for both IR (infra-red) drying and UV (ultraviolet) curing on both offset and digital printing.”
“Nordson UV has a strong position in the UV graphic arts market segment, selling products under the Nordson UV, Horizon and Primarc brand names.” Puehringer continued, “The demand for UV applications has been growing in both traditional offset printing and the expanding digital ink jet space, due to the variety of finishes and special effects UV curing provides, the instant curing ability, improved quality of the printed product and the environmentally-friendly absence of VOC emissions.”
“Nordson’s consumables (UV lamps and parts) and service business also helps Baldwin carry out its strategy of expanding its recurring revenue, adding uniformity to revenue expectations. The acquisition expands our broad product range to further leverage our global presence to deliver value to our customers around the world, and UV curing in the ink jet printing sector will accelerate Baldwin’s expansion into the faster-growing digital market.”
“We expect the acquisition to be immediately accretive to operating results, and the well-developed Nordson UV organization will make a valuable contribution to Baldwin’s operations. We warmly welcome the new employees to Baldwin.” concluded Puehringer.

The Nordson UV business will bring 79 employees based at their Slough, England headquarters operation, the Horizon Lamps, Inc. manufacturing location and in sales and service operations in other locations around the world.
The transaction is expected to close by June 30. Nordson UV Limited will be renamed Baldwin UV Limited and will do business under the Baldwin UV, Horizon and Primarc brand names. Other terms of the deal were not disclosed.
About Baldwin
Baldwin Technology Company, Inc. is a leading international supplier of process automation equipment and related consumables for the printing and publishing industries. Baldwin offers its customers a broad range of market-leading technologies, products and systems that enhance the quality of printed products and improve the economic and environmental efficiency of the printing process. Headquartered in Shelton, Connecticut, the Company has operations strategically located in the major print markets and distributes its products via a global sales and service infrastructure. Baldwin’s technology and products include cleaning systems, fluid management and ink control systems, web press protection systems and drying systems and related consumables. For more information, visit http://www.baldwintech.com To receive free e-mail notification of future releases for Baldwin, sign up at www.hawkassociates.com/about/alert/.
About Nordson
Nordson Corporation (NASDAQ: NDSN) is a leading producer of precision dispensing equipment that applies adhesives, sealants, coatings and other materials to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures equipment used in the testing and inspection of electronic components as well as technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has direct operations and sales support offices in more than 30 countries.
Cautionary Statement
This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company’s periodic filings with the Securities and Exchange Commission.
Contacts
Helen P. Oster (203) 402-1004
hposter@baldwintech.com